Exhibit 99.1

AMENDMENT NO. 11 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 11 TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 17, 2024 (this “Amendment”), is entered into among HSFR, INC., a Delaware corporation, as seller (the “Seller”), the PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchasers”), the PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”), MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each Purchaser Group, and, HENRY SCHEIN, INC. (“HS”), a Delaware corporation, as initial servicer (in such capacity, the “Servicer”), and, solely with respect to Section 10, (the “Performance Guarantor”).

BACKGROUND

A. The Seller, the Servicer, Purchasers, Purchaser Agents and Agent are parties to a Receivables Purchase Agreement, dated as of April 17, 2013 (as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 22, 2014, that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of April 17, 2015, that certain Amendment No. 3 to Receivables Purchase Agreement, dated as of June 1, 2016, that certain Amendment No. 4 to Receivables Purchase Agreement, dated as of July 6, 2017, that certain Amendment No. 5 to Receivables Purchase Agreement, dated as of March 13, 2019, that certain Amendment No. 6 to Receivables Purchase Agreement, dated as of June 22, 2020, that certain Amendment No. 7 to Receivables Purchase Agreement, dated as of October 20, 2021, that certain Amendment No. 8 to Receivables Purchase Agreement, dated as of December 15, 2022, that certain Amendment No. 9 to Receivables Purchase Agreement, dated as of December 20, 2023, that certain Amendment No. 10 to Receivables Purchase Agreement, dated as of February 23, 2024, and as further amended, restated, modified or supplemented through the date hereof, the “Receivables Purchase Agreement”).

B. The parties are entering into this Amendment to amend or otherwise modify the Receivables Purchase Agreement.

AGREEMENT

1. Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I to the Receivables Purchase Agreement. The rules of interpretation set forth in Appendix A to the Receivables Purchase Agreement are hereby incorporated as if fully set forth herein.

2. Amendments to Receivables Purchase Agreement. Subject to the occurrence of the Effective Date (as hereinafter defined), the Receivables Purchase Agreement is hereby amended as follows:

(a) Clauses (f)(i) and (ii) of Section 9.1 of the Receivables Purchase Agreement are hereby amended and restated to read as follows:

“(f) (i) the average of the Delinquency Ratios, computed for each of the immediately preceding three Calculation Periods, shall exceed (A) with respect to each Calculation

Period ending on or prior to May 30, 2020, 14.50%; (B) with respect to the Calculation Periods ending on June 27, 2020, August 1, 2020, August 29, 2020 and September 26, 2020, 18.50%; (C) with respect to the Calculation Period ending on October 31, 2020, 16.00%; (D) with respect to the Calculation Periods ending on March 2, 2024, March 30, 2024, April 27, 2024, June 1, 2024, June 29, 2024, August 3, 2024 and August 31, 2024, 16.50%; and (E) with respect to each Calculation Period beginning after August 31, 2024, 14.50%;

(ii) the average of the Default Ratios, computed for each of the immediately preceding three Calculation Periods, shall exceed (A) with respect to each Calculation Period ending on or prior to May 30, 2020, 2.50%; (B) with respect to the Calculation Periods ending on June 27, 2020, August 1, 2020, August 29, 2020, September 26, 2020, October 31, 2020 and November 28, 2020, 6.00%; (C) with respect to each Calculation Period beginning after November 28, 2020 and ending on or prior to November 4, 2023, 2.50%; (D) with respect to the Calculation Periods ending on December 2, 2023 and December 30, 2023, 3.50%; (E) with respect to the Calculation Periods ending on February 3, 2024, March 2, 2024 and March 30, 2024, 5.50%; (F) with respect to the Calculation Periods ending on April 27, 2024, June 1, 2024, June 29, 2024, August 3, 2024 and August 31, 2024, 4.50%; and (G) with respect to each Calculation Period beginning after August 31, 2024, 2.50%;

3. Representations and Warranties. Each of the Seller and Servicer hereby certifies, represents and warrants to the Agent, each Purchaser Agent and each Purchaser that on and as of the date hereof:

(a) each of its representations and warranties contained in Article V of the Receivables Purchase Agreement is true and correct, in all material respects, on and as of the date hereof; and

(b) no Termination Event or Unmatured Termination Event exists.

4. Conditions to Effectiveness. This Amendment shall become effective as of May 17, 2024 (the “Effective Date”) when each Purchaser Agent shall have received counterparts of this Amendment duly executed by the other parties hereto.

5. Ratification. This Amendment constitutes an amendment to the Receivables Purchase Agreement. After the execution and delivery of this Amendment, all references to the Receivables Purchase Agreement in any document shall be deemed to refer to the Receivables Purchase Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Receivables Purchase Agreement is hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Receivables Purchase Agreement, nor constitute an amendment or waiver of any provision of the Receivables Purchase Agreement. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Receivables Purchase Agreement such as to require further notice by any of the Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Receivables Purchase Agreement in the future, as amended by this Amendment, except as expressly set forth herein. The Seller hereby acknowledges and expressly agrees that each of the Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Receivables Purchase Agreement, as amended herein.

2

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any other Transaction Document or any provision hereof or thereof.

9. Transaction Document. This Amendment shall constitute a Transaction Document under the Receivables Purchase Agreement.

10. Ratification of Performance Undertaking. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HSFR INC., as Seller

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

Amendment No. 11 to Receivables Purchase Agreement

HENRY SCHEIN, INC., as Servicer

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

Solely with respect to Section 10:

HENRY SCHEIN, INC., as Performance Guarantor

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

Amendment No. 11 to Receivables Purchase Agreement

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Purchaser Agent for Victory Receivables Corporation

By:	/s/ Helen Ellis
Name: Helen Ellis
Title: Managing Director

Amendment No. 11 to Receivables Purchase Agreement

VICTORY RECEIVABLES CORPORATION, as an Uncommitted Purchaser

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

Amendment No. 11 to Receivables Purchase Agreement

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Related Committed Purchaser for Victory Receivables Corporation

By:	/s/ Helen Ellis
Name: Helen Ellis
Title: Managing Director

Amendment No. 11 to Receivables Purchase Agreement

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Agent

By:	/s/ Helen Ellis
Name: Helen Ellis
Title: Managing Director

Amendment No. 11 to Receivables Purchase Agreement

THE TORONTO DOMINION BANK, as Purchaser Agent and the Related Committed Purchaser for the TD Purchaser Group

By:	/s/ Luna Mills
Name: Luna Mills
Title: Managing Director

Amendment No. 11 to Receivables Purchase Agreement

GTA FUNDING LLC, as a Conduit Purchaser and an Uncommitted Purchaser for the TD Purchaser Group

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

Amendment No. 11 to Receivables Purchase Agreement